CONSENT OF INDEPENDENT GEOLOGIST

I have reviewed Hurley Exploration Inc. Form SB-2/A filing, I hereby provide my consent for the reference to my reports on the DON Mineral Claims in Lillooet Mining District British Columbia. I hereby consent to the use of my name as a consultant to the Company.

/s/ John Nicholson

John Nicholson P. Geo.

July 11, 2005